Exhibit 10.16

January 27, 2017

Ideaya Biosciences, Inc.

7000 Shoreline Court, Suite 350-1

San Francisco, CA 94080

Attention: Lease Administrator

Re:         7000 Shoreline Court, South San Francisco

Ladies and Gentlemen:

Reference is made to that certain Lease Agreement dated as of August 26, 2016 (as the same has been or may in the future be amended, the “Lease”), between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and IDEAYA BIOSCIENCES, INC., a Delaware corporation (“Tenant”), relating to the lease of the premises at the above-referenced address. All capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

Landlord and Tenant hereby acknowledge and agree that: (i) the second sentence of Section 3(a) of the Work Letter is hereby deleted in its entirety and replaced with the following: “Landlord shall, at Landlord’s sole cost and expense, construct the third floor control area and install fire sprinklers in the chemistry fume hoods, in a manner and using materials reasonably acceptable to Landlord”, (ii) Section 5(b)(1) of the Work Letter is hereby deleted and replaced with the following: “1. A “Tenant Improvement Allowance” in the maximum amount of $501,020, which is included in the Base Rent set forth in the Lease, and”, (iii) Section 5(b)(2) of the Work Letter is hereby deleted and replaced with the following: “an “Additional Tenant Improvement Allowance” in the maximum amount of $70 per rentable square foot in the Premises, or $1,136,380 in the aggregate, which shall, to the extent used, result in the payment of TI Rent as set forth in Section 4(b) of the Lease”, and (iv) in addition to the Tenant Improvement Allowance and Additional Tenant Improvement Allowance, Landlord agrees to pay 50% of the cost of that certain line item set forth as of the date of this letter agreement on the Budget (as defined in the Work Letter) as “Add/Alt#6 – Fume Hood Case Work Replacement (Like for Like-3 Cabinets)”; provided, however, that if Tenant makes any Changes to the scope of such line item following of the date of this letter agreement, Tenant shall be required to pay any additional costs associated with such Changes. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant shall pay its portion of such cost of replacing the fume hood cabinets pursuant to the immediately preceding sentence as Excess TI Costs for which Tenant is responsible in accordance with Section 5(d) of the Work Letter. Landlord shall be responsible for the compliance of the Premises and the Common Areas of the Project with Legal Requirements as of the Commencement Date; provided, however, that if any compliance of the Premises or Common Areas is triggered as a result of any Changes made by Tenant after the approval of the TI Design Drawings, any additional costs incurred by Landlord in connection with such compliance triggered as a result of such Change shall be included as part of TI Costs under Section 5(c) of the Work Letter. For the avoidance of doubt, the “HVAC” line item on the Budget includes the cost of air balancing in the Premises (not including any additional costs incurred as a result of any Changes).

Except as amended and/or modified by this letter agreement, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this letter agreement. In the event of any conflict between the provisions of this letter agreement and the provisions of the Lease, the provisions of this letter agreement shall prevail. Whether or not specifically amended by this letter agreement, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this letter agreement.

Ideaya Biosciences, Inc.

January 27, 2017

Please acknowledge your agreement to the terms of this letter agreement by countersigning below and returning two (2) executed originals of this letter agreement to the undersigned.

ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By:	/s/ Eric S. Johnson
lts:	Eric S. Johnson Senior Vice President RE Legal Affairs

ACCEPTED AND AGREED TO:

IDEAYA BIOSCIENCES, INC.,
a Delaware corporation

By:	/s/ Yujiro Hata
Name:	Yujiro Hata
Title:	CEO